Exhibit 21.1

List of Subsidiaries

2744221 Canada, Inc.

3118967 Canada, Inc.

3045175 Nova Scotia Company

1136500 Ontario, Inc.

ATM Ventures, LLC

BRE Holdings, LLC

CCS (Canada), Inc.

Canopy Acquisition Corp.

Capitol View, LLC

ClearStation, Inc.

Confluent, Inc.

Converging Arrows, Inc.

Dempsey & Co., LLC

Deutsche Recreational Asset Funding Corporation

E TRADE Systems India Private Limited

E*TRADE Access, Inc.

E*TRADE Advisory Services, Inc.

E*TRADE Asia Limited

E*TRADE Asset Management, Inc.

E*TRADE Australia Limited

E*TRADE BBH, Inc.

E*TRADE Bank

E*TRADE Bank AG

E*TRADE Bank A/S

E*TRADE Benelux SA

E*TRADE Brokerage Holdings, Inc.

E*TRADE Business Solutions Group, Inc.

E*TRADE Canada Securities Corporation

E*TRADE Capital, Inc.

E*TRADE Capital Holdings, Inc.

E*TRADE Clearing LLC

E*TRADE Europe Holdings B.V.

E*TRADE Europe Holding Limited

E*TRADE Europe Securities Limited

E*TRADE Europe Services Limited

E*TRADE Financial Corporation

E*TRADE Germany Communications GmbH

E*TRADE Global Asset Management, Inc.

E*TRADE Global Research Limited

E*TRADE Insurance Services, Inc.

E*TRADE International Equipment Management Corporation

E*TRADE International Holdings Ltd.

E*TRADE Italia S.r.l.E*TRADE Japan K.K. (36%)

E*TRADE Korea Co. Ltd. (10%)

E*TRADE Mortgage Corporation

E*TRADE National Holdings, Inc.

E*TRADE Nominees Ltd.

E*TRADE Nordic AB

E*TRADE Online Ventures, Inc.

E*TRADE Professional Trading, LLC

E*TRADE Re, LLC

E*TRADE SARL

E*TRADE Securities Corporation

E*TRADE Securities Limited

E*TRADE Securities LLC

E*TRADE Svierge AB

E*TRADE Systems Holdings Limited

E*TRADE Technologies Corporation

E*TRADE Technologies Group, LLC

E*TRADE UK (Holdings) Limited

E*TRADE UK, Ltd.

E*TRADE UK Nominees Limited

E*TRADE Web Services Limited

E-TRADE South Africa (Pty) Limited

eAdvisor

EGI Canada Corporation

Electronic Shares Information Ltd.

Engelman Securities, Inc.

ETFC Capital Trust I

ETFC Capital Trust II

ETFC Capital Trust III

ETFC Capital Trust IV

ETFC Capital Trust V

ETRADE Asia Services Limited

ETRADE Finance (Hong Kong) Limited

ETRADE Securities (Hong Kong) Limited

ETRADE Global Services, Ltd.

ETRADE Securities Limited

GVR Company LLC

Ganis Credit Corporation

Momentum Securities Partners, LLC

Telebanc Capital Trust I

Telebanc Capital Trust II

Telebanc Servicing Corporation

Telebanc Mortgage Funding Corporation

Thor Credit Corporation (50%)

TIR (Australia) Services Pty. Ltd.

TIR (Holdings) Limited

TIR (Holdings) Brazil Limitada

TIR Securities (UK) Limited

Tiresome Nominees Pty. Ltd.

Tirade Nominees Pty. Ltd.

TM1 Funding LLC

TM2 Securitization LLC

TM2 Securitization QSPE LLC

TradePlus Brokerage, Inc.

Tradescape Momentum Holdings, Inc.

Tradescape Securities, LLC

Tradescape Technologies, LLC

Tradescape Technology Holdings, Inc.

Tradescape Trading, LLC

U.S. Raptor One, Inc.

U.S. Raptor Two, Inc.

U.S. Raptor Three, Inc.

U-2 Dynamics, Inc.

VERSUS Brokerage Services (U.S.) Inc.

Web Street, Inc.

Web Street Securities, Inc.

Webstreet.com, Inc.

W&L Aviation, Inc.